Consent of Independent Public Accountants

To the Shareholders and Trustees of
Pioneer Europe Select Fund

     As independent public accountants, we hereby consent to the use of our report on Pioneer Europe Select Fund dated September 26, 2000 (and to all references to our firm) included in or made a part of Pioneer Europe Select Fund's Post-Effective Amendment No. 1 and Amendment No. 3 to Registration Statement File Nos. 333-45136 and 811-10111, respectively.



/s/ Arthur Andersen LLP
Arthur Andersen LLP

Boston, Massachuestts
September 18, 2001